As filed with the Securities and Exchange Commission on November 7, 1996
                                                        Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               TIG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       94-3172455
 (State or other jurisdiction of                       (I.R.S. employer
  incorporation or organization)                       identification number)

                               65 EAST 55TH STREET
                                   28TH FLOOR
                               NEW YORK, NY 10022
                    (Address of Principal Executive Offices)


                               TIG HOLDINGS, INC.
                          1996 LONG-TERM INCENTIVE PLAN

                               TIG HOLDINGS, INC.
                           1996 NON-EMPLOYEE DIRECTORS
                              COMPENSATION PROGRAM

                               TIG HOLDINGS, INC.

                SEPTEMBER 1996 CONSULTANT STOCK OPTION AGREEMENT

                                 PETER M. ACTON
                               65 EAST 55TH STREET
                                   28TH FLOOR
                               NEW YORK, NY 10022
                     (Name and address of agent for service)

                                 (212) 446-2700
                     (Telephone number, including area code,
                              of agent for service)

                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                        Proposed                Proposed
       Title of                                         Maximum                 Maximum
    Securities to            Amount to be               Offering               Aggregate               Amount of
    be Registered            Registered(1)             Price Per                Offering              Registration
                                                        Share(2)                Price(2)                  Fee
-------------------------------------------------------------------------------------------------------------------------
        Common
      Stock (par           3,000,000 shares             $28.625               $85,875,000               $29,613
      value $.01
      per share)
=========================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the TIG Holdings, Inc. 1996 Long-Term Incentive Plan, the TIG Holdings, Inc. 1996 Non-Employee Directors Compensation Program and the TIG Holdings, Inc. September 1996 Consultant Stock Option Agreement.

(2) Estimated, in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the Common Stock as reported on the composite reporting system for stocks listed on the New York Stock Exchange on November 6, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The Registrant hereby incorporates by reference in this Registration Statement the following documents:

    (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Annual Report").

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report.

    (c) The Registrant's Registration Statement on Form 8-A, filed pursuant to
Section 12(b) of the Exchange Act, which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interest of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

    Reference is made to Section 145 of DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonable believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.The Registrant's bylaws, as amended, requires indemnification of directors and officers of the Registrant as permitted by the DGCL.

    The Registrant may maintain liability insurance to protect each director and officer of the Registrant or another entity against any expense, liability or loss, whether or not the Registrant would have the power to indemnity such persons against such expense, to indemnity such person against such expense, liability or loss under the DGCL.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

          Exhibit Number                Description
                   5           Opinion of Peter M. Acton, General Counsel of the
                               Registrant, regarding legality of securities being
                               registered (including consent).

                   23.1        Consent of Peter M. Acton  (included as part of
                               Exhibit 5)

                   23.2        Consent of Independent Auditors.


                   24          Powers of Attorney.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 7th day of November, 1996.

                                         TIG HOLDINGS, INC.


                                       By:  /S/ Jon W. Rotenstreich
                                          -------------------------------------
                                         Name:  Jon W. Rotenstreich
                                         Title:  Chairman and Chief
                                                     Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on November 7th, 1996 in the capacities and on the date indicated.

Signature                            Title(s)                                                     Date
---------                            --------                                                     ----
             *                       Chairman of the Board and Chief Executive                    November  7, 1996
------------------------------       Officer and Director (Principal Executive
Jon W. Rotenstreich                  Officer)

             *
------------------------------
Don D. Hutson                        President, Chief Operating Officer and Director              November  7, 1996

             *                       Executive Vice President and Chief Financial                 November  7, 1996
------------------------------       Officer (Principal Financial Officer)
Edwin G. Pickett

             *
------------------------------
Steven A. Cook                       Controller (Principal Accounting Officer)                    November  7, 1996

             *
------------------------------
George B. Beitzel                    Director                                                     November  7, 1996

             *
------------------------------
William G. Clark                     Director                                                     November  7, 1996

             *
------------------------------
Joel S. Ehrenkranz                   Director                                                     November  7, 1996


             *
------------------------------
George D. Gould                      Director                                                     November  7, 1996

             *
------------------------------
William W. Priest, Jr.               Director                                                     November  7, 1996

Signature                           Title(s)                                                       Date
              *
------------------------------
Harold Tanner                       Director                                                       November  7, 1996


    *    By Power of Attorney




    /s/ Louis J. Paglia                                                                            November 7, 1996
    -------------------------------------------
    Louis J. Paglia
    Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number                      Description                                                           Page No.
         5                 Opinion of Peter M. Acton, General
                           Counsel to the Registrant, regarding legality of
                           securities being registered (including consent).

         23.1              Consent of Peter M. Acton (included as part of Exhibit 5)

         23.2              Consent of Independent Auditors.


         24                Power of Attorney.